Exhibit 99.5

UNAUDITED PRO FORMA COMBINED CONSOLIDATED

FINANCIAL INFORMATION

Basis of Pro Forma Presentation

On January 20, 2010, API Technologies Corp. (“API”) and three of its newly formed subsidiaries, API Systems, Inc. (“API Systems”), API Defense, Inc. (“API Defense”) and API Defense USA, Inc. (“API USA” and collectively with API Systems and API Defense, the “API Subsidiaries”) entered into an asset purchase agreement with Kuchera Defense Systems, Inc. (“KDS”), KII, Inc. (“KII”) and Kuchera Industries, LLC (“K Industries” and collectively with KDS and KII, the “Kuchera Companies”) dated January 20, 2010 pursuant to which API and the API Subsidiaries purchased substantially all of the assets of the Kuchera Companies.

The Kuchera Companies are defense subcontractors based in Pennsylvania specializing in electronics and engineered systems for the defense, aerospace and communication industries. API and the API Subsidiaries purchased the assets of the Kuchera Companies for (i) $24,000,000, of which $14,000,000 was paid in cash at closing and $10,000,000 was financed with a short term note (the “Note”) dated January 20, 2010 and entered into and made by the API Subsidiaries in favor of the Kuchera Companies and (ii) 3,200,000 shares of API common stock (the “Shares”) payable as follows: 1,000,000 Shares were issued and delivered at closing, 1,000,000 Shares are to be issued and delivered on the first anniversary of the closing and 1,200,000 Shares are to be issued and delivered on the second anniversary of the closing.

The unaudited Pro Forma Combined Consolidated Statement of Operations of API have been prepared by management after giving effect to the acquisition of the Kuchera Companies by API. The unaudited pro forma combined consolidated statement of operations for the fiscal year ended May 31, 2009 and the six months ended November 30, 2009 give pro forma effect to the transaction as if it occurred the first day of the reporting period.

The unaudited Pro Forma Combined Consolidated Balance Sheet gives pro forma effect as if the transaction had occurred on November 30, 2009.

The historical combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition of the assets of the Kuchera Companies, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. Pro forma adjustments are based on preliminary estimates and assumptions.

The unaudited pro forma combined consolidated financial information is provided for informational purposes only. The pro forma information is not necessarily indicative of what API’s financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma combined consolidated financial information does not purport to project the future financial position or operating results of API. No effect has been given in the unaudited pro forma combined consolidated financial information for the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. The unaudited pro forma combined consolidated financial statements should be read in conjunction with the audited consolidated financial statements of API that are filed on Form 10-K with the Securities and Exchange Commission and the audited historical financial statements of KDS and KII, Inc., which are included as Exhibits 99.1 and 99.2, respectively, in this Form 8-K/A.

The following unaudited pro forma combined consolidated financial information was prepared using the purchase method of accounting as required by FASB Statement of Financial Accounting Standards No. 141, “Business Combinations”. The purchase price has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Therefore, the actual amounts recorded as of the completion of their analysis might differ materially from the information presented in the unaudited pro forma combined financial statements.

API Technologies Corp.

Pro Forma Combined Consolidated Balance Sheet

As of November 30, 2009

(Unaudited)

	November 30, 2009 API Technologies	November 30, 2009 KUCHERA COMPANIES	Adjustments			API Nanotronics Pro Forma
	(a)	(b)
ASSETS
Current
Cash and cash equivalents	$2,026,924	$8,144,116		$(2,994,116	)(g)	$7,176,924
Marketable securities, at fair value	199,153	—		—		$199,153
Accounts receivable, less allowance for doubtful accounts	7,977,766	6,864,525		—		$14,842,291
Inventories	7,970,989	23,815,053		—		$31,786,042
Deferred income taxes	411,749	—		—		$411,749
Prepaid expenses and other current assets	545,366	3,197,295		—		$3,742,661

	19,131,947	42,020,988		(2,994,116)		58,158,819

Fixed assets, net	8,737,755	5,582,485		—		$14,320,240
Fixed assets held for sale	601,728	—		—		$601,728
Deferred income taxes	353,028	—		—		$353,028
Goodwill	1,130,906	—		—		$1,130,906
Intangible Assets, net	2,080,115	1,166		4,275,000	(e)	$6,356,281

	$32,035,479	$47,604,639		$1,280,884		$80,921,002

Liabilities and Shareholder’s Equity
Current
Accounts payable and accrued expenses	8,361,847	4,104,575		—		$13,237,181
Deferred revenue	380,877	13,468,333		—		$13,849,210
Deferred income taxes	162,173	—		—		$162,173
Current portion of long-term debt	132,903	—		—		$132,903
Current portion of capital lease payable	1,952	—		—		$1,952

	9,039,752	17,572,909		$—		26,612,661

Deferred income taxes	602,580	—		—		$602,580
Convertible promissory note	3,650,000	—		—		$3,650,000
Acquisition note	—	—		10,000,000	(b)	$10,000,000
Investor note	—	—		20,000,000	(c)	$20,000,000
Mortgage payable	1,733,412	—		—		$1,733,412
Capital leases payable, net of current portion	13,542	1,156,230		—		$1,169,772

	15,039,286	18,729,139		$30,000,000		63,768,425
Commitments
Shareholders’ equity
Common stock	31,749	1,100		2,100	(b,h)	$34,949
Special voting stock	—	—		—		$—
Retained earnings	—	28,874,400		(28,874,400	)(h)	$—
Additional paid-in capital	35,789,405					$35,789,405
Accumulated deficit	(19,178,932)			153,184		$(19,025,748)
Accumulated other comprehensive income						$—
Currency translation adjustment	192,977	—		—		$192,977
Unrealized gain on marketable securities, net of tax	160,994	—		—		$160,994

Total accumulated other comprehensive income	353,971	—		—		353,971

	$16,996,193	$28,875,500	- $	28,719,116		$17,152,577

	$32,035,479	$47,604,639		$1,280,884		$80,921,002

	$—	$(0)		$(0)		$(0)

API Technologies Corp.

Pro Forma Combined Consolidated Statement of Operations

For the Six Months Ended November 30, 2009

(Unaudited)

	Historical	Historical	Pro Forma		Pro Forma
	For the six months ended November 30, 2009 API Technologies	For the six months ended November 30, 2009 Kuchera Companies	Adjustments		API Technologies Corp.
	(a)	(b)
Revenue, net	$21,396,197	$35,800,644	$—		$57,196,841
Cost of revenues	16,057,308	26,149,560	—		42,206,868

Gross profit	5,338,889	9,651,085	—		14,989,974

Operating expenses
General and administrative	4,423,385	4,978,192	142,500	(e)	9,544,077
Research and development	2,517,891	120,311	—		2,638,202
Business acquisition and related charges	1,141,797	—	850,000	(c)	1,991,797
Selling expenses	1,704,295	1,680,681	—		3,384,976

	9,787,368	6,779,184	992,500		17,559,052

Operating income (loss)	(4,448,479)	2,871,901	(992,500)		(2,569,078)

Other (income) expenses
Interest (income) expense, net	211,921	86,117	1,750,000	(b,c)	2,048,038
Other (income) expense, net	(1,927,204)	(10,045)	(275,000	)(f)	(2,212,249)
Loss on foreign currency transactions	(42,765)	—	—		(42,765)

	(1,758,048)	76,072	1,475,000		(206,976)

Loss before income taxes	(2,690,431)	2,795,829	(2,467,500)		(2,362,102)

Provision for income taxes	26,087	838,749	(838,749	)(i)	26,087

Net (loss) income	$(2,716,518)	$1,957,080	$(1,628,751)		$(2,388,189)

Loss per share - Basic	$(0.08)				$(0.06)

Loss per shrare - Diluted	$(0.08)				$(0.06)

Weighted average shares outstanding
Basic	34,252,539				37,452,539

Diluted	34,252,539				37,452,539

API Technologies Corp.

Pro Forma Combined Consolidated Statement of Operations

For the Twelve Months Ended May 31, 2009

(Unaudited)

	Historical Pro Forma	Unaudited	Pro Forma		Pro Forma
	For the twelve months ended May 31, 2009 API Technologies	For the twelve months ended May 31, 2009 Kuchera Companies	Adjustments		API Technologies Corp.
	(a)	(b)
Revenue, net	$60,492,314	$65,577,849	$—		$126,070,163
Cost of revenues	42,579,151	47,871,830	—		$90,450,981
Restructuring charges	876,141	—	—		$876,141
Provision for obsolete and slow moving inventory	22,488	—	—		$22,488

Gross Margin	17,014,534	17,706,019	—		34,720,553

Operating expenses
General and administrative	11,696,919	9,259,437	285,000	(e)	$21,241,355
Restructuring charges	200,000	—	—		$200,000
Research and development	5,235,319	223,778	—		$5,459,097
Business acquisition and related charges	613,772	—	1,200,000	(c)	$1,813,772
Selling expenses	5,832,124	3,126,067	—		$8,958,191

	23,578,134	12,609,282	1,485,000		37,672,416

Operating income (loss)	(6,563,600)	5,096,737	(1,485,000)		(2,951,863)

Other (income) expenses
Interest (income) expense, net	390,834	—	3,500,000	(b,c)	$3,890,834
Other (income), net	—	—	(275,000	)(f)	$275,000
(Gain) on foreign currency transactions	(488,345)	—	—		$488,345

	(97,511)	—	3,225,000		3,127,489

Loss before income taxes	(6,466,089)	5,096,737	(4,710,000)		(6,079,352)

Provision for income taxes	124,397	1,529,021	(1,529,021	)(i)	$124,397

Net (loss) income	$(6,590,486)	$3,567,716	$(3,180,979)		$(6,203,749)

Loss per share - Basic	$(0.19)				$(0.16)

Loss per share - Diluted	$(0.19)				$(0.16)

Weighted average shares outstanding
Basic	34,816,989				38,016,989

Diluted	34,816,989				38,016,989

1.	PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The unaudited pro forma combined consolidated financial statements incorporate the following pro forma assumptions and adjustments:

a)	The historical financials of API have been adjusted to reflect the pro forma results of the July 7, 2009 acquisition of Cryptek Technologies Inc. (“Cryptek”), including its wholly-owned subsidiaries, Emcon Emanation Control Ltd., located in Canada, Secure Systems & Technologies, Ltd., located in the United Kingdom and Ion Networks (DBA Cryptek) located in the United States, through the foreclosure on API Cryptek’s security interest and liens in the Cryptek assets, and subsequent sale under the Uniform Commercial Code. API Cryptek was the successful bidder of the Cryptek assets at the sale, by bidding the total amount owed by Cryptek to API Cryptek under loan documents previously purchased by API Cryptek for $5,000,000.

The unaudited API Pro Forma Combined Consolidated Balance Sheet and Income Statements should be read in conjunction with the historical and pro forma financial information of Cryptek that is included in API’s December 24, 2009 filing of Form 8-K/A.

b)	On January 20, 2010 API and its three newly formed subsidiaries, API Systems, Inc. (“API Systems”), API Defense, Inc. (“API Defense”) and API Defense USA, Inc. (“API USA” and collectively with API Systems and API Defense, the “API Subsidiaries”) entered into an asset purchase agreement (the “Agreement”) with Kuchera Defense Systems, Inc. (“KDS”), KII, Inc. (“KII”) and Kuchera Industries, LLC (“K Industries” and collectively with KDS and KII, the “Kuchera Companies”) dated January 20, 2010 pursuant to which API and the API Subsidiaries purchased substantially all of the assets of the Kuchera Companies for (i) $24,000,000, of which $14,000,000 was paid in cash at closing and $10,000,000 was financed with a short term note (the “Note”) dated January 20, 2010 and entered into and made by the API Subsidiaries in favor of the Kuchera Companies and (ii) 3,200,000 shares of API common stock (the “Shares”) payable as follows: 1,000,000 Shares were issued and delivered at closing, 1,000,000 Shares are to be issued and delivered on the first anniversary of the closing and 1,200,000 Shares are to be issued and delivered on the second anniversary of the closing.

c)	On January 20 and 22, 2010 API closed on the sale of $20,000,000 principle amount of secured promissory notes (“Investor Notes”). The Investor Notes are due three years from issuance. Interest on the Investor Notes accrues at the annual rate of fifteen percent (15%) and is payable quarterly in arrears. The entire principal balance and all accrued and unpaid interest on the Investor Notes will be due and payable upon maturity.

d)	API has accounted for the Kuchera Companies acquisition using the purchase method of accounting. In accordance with Business Combinations accounting, API incurred legal costs, professional fees and financing costs in connection with the acquisition of approximately $1,200,000. The combined consolidated income statements for the six months ended November 30, 2009, include $350,000 of these expenses in the historical API financial statements and $850,000 as a pro forma adjustment. In the combined consolidated income statements for the year ended May 31, 2009 the $1,200,000 charge is fully shown as a pro forma adjustment.

e)	API continues to evaluate the purchase in accordance with Business Combination using purchase method of accounting. API expects the fair value of the assets acquired in this transaction to include Intangibles and at this time has estimated an intangible of $4,275,000. The intangible has been amortized over 15 years on the pro forma income statements. API is continuing to accumulate information and any changes will be reflected in subsequent periods.

f)	In addition, the fair value of the assets acquired exceeded the fair value of the purchase price. As a result, in accordance with purchase accounting, API recognized a gain on acquisition of approximately $275,000, however API is continuing to accumulate information and any changes will be reflected in subsequent periods.

g)	In accordance with the Agreement the acquisition did not include the Kuchera Companies’ cash on hand at the date of acquisition. Additionally, the adjustment reflects the net cash from the Investor Notes less the $14,000,000 paid at the acquisition date for the Kuchera Companies and acquisition related charges.

h)	Kuchera Companies’ historic deficit, common stock and additional paid in capital have been eliminated upon consolidation.

i)	Tax adjustment due to carry forward of historical API tax losses.

2.	EARNINGS PER SHARE

API Technologies Corp. basic pro forma earnings (loss) per share was calculated based on the unaudited pro forma combined net income (loss) and the weighted average number of shares outstanding during the reporting period. The combined entity’s financial statements are prepared as if the transaction had been completed at the beginning of the period.